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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  -------------

                                   FORM 8-A/A

                               AMENDMENT NO. 2 TO
                  REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           WESTERN DIGITAL CORPORATION
             (Exact name of registrant as specified in its charter)


                 Delaware                                 95-2647125
  (State of incorporation or organization)             (I.R.S. Employer
                                                      Identification No.)

   8105 Irvine Center Drive, Irvine, CA                      92618
 (Address of principal executive offices)                  (Zip Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
-------------------                              ------------------------------
Preferred Stock Purchase Rights                  New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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                                 AMENDMENT NO. 2
                      TO REGISTRATION STATEMENT ON FORM 8-A

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Registration Statement on Form 8-A dated December 8, 1988, as amended by its Amendment No. 1 to Registration Statement on Form 8 dated August 13, 1990, as follows:

Item 1. Description of Registrant's Securities to be Registered.

         The Rights Agreement dated as of December 1, 1988, by and between Western Digital Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (successor-in-interest to First Interstate Bank, Ltd.) (the "Rights Agent"), as amended by that certain Amendment No. 1 to Rights Agreement dated as of August 10, 1990, by and between the Company and the Rights Agent (collectively, the "Rights Agreement"), was amended as of January 15, 1997 in order to increase the initial Purchase Price for each one one-hundredth of a share of Preferred Stock from $50.00 to $300.00.

         The amendment described above was effected by that certain Amendment No. 2 to Rights Agreement dated as of January 15, 1997, by and between the Company and the Rights Agent.

Item 2. Exhibits.

ITEM 2.     EXHIBITS.
            1     Amendment No. 2 to Rights Agreement dated as of January 15,
                  1997, by and between Western Digital Corporation and American
                  Stock Transfer & Trust Company, as Rights Agent

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  January 15, 1997                WESTERN DIGITAL CORPORATION




                                       By: /s/ MICHAEL A. CORNELIUS
                                          -------------------------------------
                                          Michael A. Cornelius
                                          Vice President-Law and Administration
                                          and Corporate Secretary

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